Exhibit 10.61

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

AMENDMENT TO AMENDED AND RESTATED

FERMENTATION SERVICES AGREEMENT

This amendment (“Amendment”) is effective as of the 1st day of August, 2006 between Diversa Corporation, with a place of business at 4955 Directors Place, San Diego, CA 92121 USA (“Diversa”) and Fermic, S.A. de C.V., with a place of business at Reforma No. 873- Iztapalapa, 09850 Mexico D. F., Mexico (“Fermic”).

RECITALS

Diversa and Fermic are parties to that certain Amended and Restated Fermentation Services Agreement effective February 17, 2004 (“Agreement”). Diversa and Fermic now desire to amend the Agreement.

Now, Therefore, The Parties Agree As Follows:

1. Section 5.7 of the Agreement is hereby deleted in its entirety and replaced with the following:

5.7 Pursuant to this Agreement, Expanded Fermentation Capacity will need to be put into operation from time to time, as projected in Appendix A. Diversa and Fermic will agree on design schedule and capital requirements to bring the Expanded Fermentation Capacity online. Fermic will fund the capital requirements for the Expanded Fermentation Capacity; Diversa will reimburse Fermic for such expenditures, based on invoices from Fermic as such expenditures occur, up to a maximum of […***…] ([…***…]%) of such costs. Upon start-up and operation of the […***…] ([…***…]) […***…] fermentor of the Expanded Fermentation Capacity, and upon start up and operation of the […***… ([…***…])…***…] fermentor of the Expanded Fermentation Capacity, Fermic will reimburse Diversa the amounts previously paid by Diversa to Fermic in respect of such Expanded Fermentation Capacity, per fermentor brought into operation, in […***…] ([…***…]) monthly] payments, each payment equal to […***…] ([…***…] $[…***…]) (i.e., […***…] $[…***…] per […***…]) upon start-up and operation of the […***…] fermentor, and an additional […***…] $[…***…] […***…] upon start-up and operation of the […***…] fermentor), starting from the date of Diversa’s payment of the first Fermic invoice following the start-up of the […***…] ([…***…]) […***…] fermentor of the Expanded Fermentation Capacity; provided, however, that upon start up and operation of the […***…] ([…***…]) […***…] fermentor of the Expanded Fermentation Capacity, Fermic will reimburse Diversa the remaining amounts previously paid by Diversa to Fermic in respect of such Expanded Fermentation Capacity, in […***…] ([…***…]) […***…] payments, each payment equal to […***…] of the difference between (i) […***…] and (ii) […***…] $[…***…] (i.e., […***…] $[…***…]); and provided further,

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

that for each fermentor within the Expanded Fermentation Capacity that is reclaimed by Fermic hereunder, Fermic shall make an additional payment to Diversa of […***…] $[…***…] in addition to the […***…] payments scheduled to be made. All such reimbursements will be made by reduction of the […***…] or to offset amounts paid […***…]; provided, however, that should Fermic elect to terminate this Agreement prior to Diversa having received full reimbursement of the amounts previously paid by Diversa to Fermic in respect of Expanded Fermentation Capacity, Fermic will reimburse Diversa […***…]. Such payment will be payable on the date of termination; provided, however, that Fermic shall make all required interim monthly payments via reduction of the […***…].

2. Exhibit A attached to this Amendment shall replace Exhibit A to the original Agreement.

3. Exhibit B to the original Agreement and any references thereto shall be deleted in their entirety.

4. Section 9.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

9.1 Diversa will pay compensation to Fermic for processing costs and labor involved in fermenting, recovering, packaging and handling the Products, for any structural or other additions made to the Facility, and for all of its other services under this Agreement, as follows: Diversa shall pay Fermic a tolling fee of […***…] $[…***…] per […***…] per […***…] of Fermentation Capacity at […***…] scale, subject to annual adjustment as set forth below, and […***… per […***…] per […***…] of fermentor capacity between […***…] and […***…] capacity for broth processed through the fungal recovery system (i.e., Line 1 as of July 2006), and $[…***…] per […***…] per […***…] of fermentor capacity between […***…] and […***…] capacity for broth processed through the bacterial recovery system (i.e., Line 2 as of July 2006), in each case subject to annual adjustment as set forth below; provided, however, that the parties agree to negotiate in good faith an adjustment to the respective […***…] fermentor tolling fees, within a period not to exceed 90 days following start up of the […***…] fermentor, based on anticipated cost savings at the increased fermentation scale, subject to annual adjustment as set forth below. Such tolling rates include variable fermentation fees, reducing with increasing capacity, and constant fees for recovery of $[…***…] per […***…] per […***…], and formulation, storage and quality control of $[…***…] per […***…] per […***…]. Utilization for partial […***…] in excess of […***…] minimum campaigns shall be calculated […***…] on the basis of fermentation days utilized. On an annual basis, beginning July 1, 2007, each of the foregoing tolling fees and tolling rates shall be adjusted for purposes of the fees for the succeeding […***…] ([…***…]) months,] based on the change in the Consumer

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

Price Index-U.S. City Average, not seasonally adjusted (“CPI”) for the United States from July 1 of the preceding year to June 30 of the then-current year, as published by the U.S. Department of Labor. In addition, Diversa will reimburse Fermic for the actual cost of raw materials (including packaging and shipping expenses if applicable) used in the manufacture of Product(s). The parties will agree on the optimal source of raw materials. Diversa shall, in its sole discretion, determine the required specification of all raw materials required for the Product(s).

5. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the parties have caused this Amendment to be executed in duplicate as of the year and day first above written.

FERMIC, S.A. de C.V.	DIVERSA CORPORATION

Alessandro Falzoni	R. Patrick Simms

/s/ Alessandro Falzoni	/s/ R. Patrick Simms
Title: CEO	Title: Sr. Vice President, Operations

Date: 9-21-06	Date: 9-18-06

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

APPENDIX A

PROJECT SCHEDULED FOR CUMULATIVE FERMENTOR UTILIZATION

Fermentor Scale, M3	Project Date Required by Diversa	Diversa’s Projected Payments to Fermic for Expanded Fermentation Capacity

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

	Total	[…***…]

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